Exhibit 99.1

UNITY Biotechnology, Inc. Reports Second Quarter 2020 Financial Results and Clinical Program Updates

SOUTH SAN FRANCISCO, Calif., July 31, 2020 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to extend healthspan by slowing, halting or reversing diseases of aging, today reported financial results for the second quarter ended June 30, 2020.

“We are pleased with the progress we are making on advancing programs that target senescent cells to alter the course of diseases of aging,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “The second half of 2020 is a very important period for UNITY, with our topline 12-week Phase 2 data readout from the UBX0101 program in osteoarthritis expected in the third quarter, as well as the commencement of our initial clinical program in ophthalmology later in the second half of the year.”

Clinical Program Updates

Osteoarthritis – UBX0101

In July 2020, UNITY announced that it expects to announce topline 12-week results from its Phase 2 study of UBX0101 in the third quarter of 2020. Consistent with prior guidance, 24-week results are also expected by the end of 2020. The company previously announced completion of enrollment of a Phase 2 study of UBX0101 in patients with moderate-to-severe osteoarthritis (OA) of the knee in February 2020. The study is randomized, double-blind, and placebo-controlled and will evaluate three doses (0.5 mg, 2.0 mg and 4.0 mg) of UBX0101 administered via a single intra-articular injection.

UNITY is also conducting a Phase 1b study of UBX0101 in patients with moderate-to-severe OA of the knee. Enrollment in this study was completed in March 2020. The study is randomized, double-blind, and placebo-controlled and will explore the safety, tolerability and initial efficacy of a single 8.0 mg dose or multiple doses (two 4.0 mg doses separated by one month) of UBX0101. Consistent with prior guidance, both 12- and 24-week results are expected in the second half of 2020.

Ophthalmology – UBX1325

In July 2020, UNITY announced that it has completed Investigational New Drug application (IND) -enabling studies with UBX1325, an investigational senolytic, small molecule inhibitor of the anti-apoptotic Bcl-2 family member, Bcl-xL. Assuming clinical sites are able to recruit and retain investigators and study staff and screen and enroll patients during the ongoing COVID-19 pandemic, UNITY expects to initiate a Phase 1 safety study for UBX1325 in the second half of 2020 and obtain initial results from the study in 2021. The overall clinical program is directed at multiple age-related diseases of the eye, such as diabetic macular edema, diabetic retinopathy and age-related macular degeneration.

Financial Outlook

UNITY believes that current cash, cash equivalents and marketable securities are sufficient to fund operations into the second half of 2021.

Second Quarter Financial Results

Cash, cash equivalents and marketable securities totaled $111.8 million as of June 30, 2020 compared with $125.0 million as of December 31, 2019.

Operating loss for the three months ended June 30, 2020 was $23.3 million compared to $24.5 million for the three months ended June 30, 2019. Cash used in operations during the six months ended June 30, 2020 was $44.4 million compared to $39.9 million for the six months ended June 30, 2019.

Research and development expenses decreased by $2.3 million, to $16.1 million for the three months ended June 30, 2020 from $18.5 million for the three months ended June 30, 2019. The decrease was primarily due to a decrease of $5.3 million in pre-clinical and manufacturing expenses partially offset by a $1.8 million increase in clinical study related costs, driven by progression of UBX0101 to clinical stage, and increases of $1.2 million in personnel-related costs, of which $1.0 million was related to non-cash stock compensation expense.

General and administrative expenses increased by $1.4 million, to $6.3 million for the three months ended June 30, 2020 from $5.0 million for the three months ended June 30, 2019. The increase was primarily due to increases of $1.2 million in non-cash stock compensation expense, and $0.2 million in facilities-related fees.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt or reverse diseases of aging. UNITY's initial focus is on creating senolytic medicines to selectively eliminate senescent cells and thereby provide transformative benefit in age-related diseases, such as osteoarthritis, eye diseases, neurological diseases and pulmonary diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to the potential for UNITY to develop therapeutics to extend healthspan, the timing of certain regulatory filings, expectations regarding the results of its clinical studies and timing of announcements of such results and the sufficiency of its cash, cash equivalents and marketable securities. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Securities and Exchange Commission on July 31, 2020, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$16,123	$18,468	$35,388	$34,973
General and administrative	6,320	4,970	12,273	9,447
Change in fair value of contingent consideration	906	1,032	685	(213)
Impairment of long-lived assets	—	—	2,159	—
Total operating expenses	23,349	24,470	50,505	44,207
Loss from operations	(23,349)	(24,470)	(50,505)	(44,207)
Interest income	340	900	867	1,906
Other income (expense), net	4,342	(103)	2,933	(139)
Net loss	(18,667)	(23,673)	(46,705)	(42,440)
Other comprehensive loss
Unrealized gain (loss) on marketable debt securities, net of tax	(141)	94	142	208
Comprehensive loss	$(18,808)	$(23,579)	$(46,563)	$(42,232)
Net loss per share, basic and diluted	$(0.38)	$(0.56)	$(0.96)	$(1.00)
Weighted-average number of shares used in computing net loss per share, basic and diluted	49,659,153	42,442,886	48,606,768	42,311,040

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	June 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$39,592	$37,473
Short-term marketable securities	72,176	84,508
Strategic investment	7,768	5,507
Prepaid expenses and other current assets	4,001	1,999
Total current assets	123,537	129,487
Property and equipment, net	14,226	16,636
Operating lease right of use asset	24,891	—
Long-term marketable securities	—	3,025
Restricted cash	1,446	1,446
Other long-term assets	598	627
Total assets	$164,698	$151,221

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,952	$5,185
Accrued compensation	3,651	5,905
Accrued and other current liabilities	6,250	4,995
Contingent consideration liability	1,816	1,131
Total current liabilities	15,669	17,216
Operating lease liability, net of current portion	36,770	—
Deferred rent, net of current portion	—	13,298
Total liabilities	52,439	30,514
Commitments and contingencies
Stockholders' equity:
Common stock	5	5
Additional paid-in capital	404,754	366,695
Related party promissory notes for purchase of common stock	(210)	(210)
Employee promissory notes for purchase of common stock	(362)	(418)
Accumulated other comprehensive income	232	90
Accumulated deficit	(292,160)	(245,455)
Total stockholders' equity	112,259	120,707
Total liabilities and stockholders' equity	$164,698	$151,221

Investors

Endurance Advisors

Peter Rahmer

prahmer@enduranceadvisors.com

Media

Canale Communications

Jason Spark

jason@canalecomm.com